Exhibit 16.1

October 31, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Form 8-K dated October 31, 2006
Filed by Piedmont Mining Company, Inc.

Ladies and Gentlemen:

We have read the disclosure entitled “Changes in Registrant’s Certifying Accountants” included Piedmont Mining Company, Inc.’s Form 8-K dated October 31, 2006, and we agree with the statements made in the that disclosure.

Very truly yours,

/s/ Pratt-Thomas & Gumb, CPAs

Pratt-Thomas & Gumb, CPAs

Charleston, South Carolina